SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 13, 2007

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯          Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
⁯          Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
⁯          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
⁯          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On August 14, 2007, Community Trust Bancorp, Inc. (“CTBI”) issued a press release announcing that on August 13, 2007, CTBI terminated its Agreement and Plan of Merger dated May 31, 2007 (“Merger Agreement”) with Eagle Fidelity, Inc. (“Eagle”).  On August 10, 2007, CTBI was informed that the Eagle Board of Directors had determined that a third party had made a “superior proposal” for the acquisition of Eagle.  CTBI’s Board of Directors determined that it would not increase the consideration under the Merger Agreement.  CTBI has requested payment of the maximum termination fee under the Merger Agreement of $1.25 million.

CTBI’s press release is attached hereto as Exhibit 99.1 and herein incorporated by reference.

Item 9.01 – Financial Statements and Exhibits

(d)          Exhibits

The following exhibit is filed with this report:

99.1	Press release, dated August 14, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	August 14, 2007	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 14, 2007.